EXHIBIT INDEX

EXHIBIT NUMBER



(10)      MATERIAL CONTRACTS

     (a) Amended and Restated Employment Agreement, effective October 1, 1996, between Anacomp, Inc. and P. Lang Lowrey, III.

     (b) Employment Agreement, effective October 1, 1992, between Anacomp, Inc. and William C. Ater.

     (c) Employment Agreement, effective February 15, 1996, between Anacomp, Inc. and Donald L. Viles.



(11) STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS.



(21) SUBSIDIARIES OF THE REGISTRANT.



 (27) FINANCIAL DATA SCHEDULE (REQUIRED FOR ELECTRONIC FILING ONLY).

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of the 1st day of October, 1996 (the "Effective Date"), by and between ANACOMP, INC., a corporation organized and existing under the laws of the State of Indiana (hereinafter referred to as "Company"), and P. LANG LOWREY III, an individual resident of the State of Georgia (hereinafter referred to as "Employee").


                             STATEMENT OF BACKGROUND

     Company and Employee are parties to that certain Amended and Restated Employment Agreement dated effective as of September 24, 1995, as amended, governing the employment of Employee by Company (such Amended and Restated Employment Agreement, as amended to date, is hereinafter referred to as the "Original Employment Agreement"). Company and Employee desire to amend and restate the Original Employment Agreement in its entirety in order to set forth in a single agreement all of the provisions of the Original Employment Agreement, as previously amended and as further amended by the amendments to the Original Employment Agreement contained herein, and for convenience of reference. Provisions included in the Original Employment Agreement, which due to the passage of time, changes in the course of dealings between the parties, or for other reasons are no longer applicable, have been deleted from this Agreement.


                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto, intending to be legally bound, agree as follows:

     1. Employment. Company hereby agrees to employ Employee in the positions of Chairman of the Board of Directors and Chief Executive Officer of Company, and Employee accepts such employment, all subject to the terms and conditions hereinafter set forth.

     2. Employment Term. The initial term of this Agreement is from the Effective Date until September 30, 1997 (the "Initial Term"). In addition to the Initial Term, this Agreement shall be renewed for additional 1-year periods ("Renewal Terms"), ad infinitum, unless either party gives notice of non-renewal at least sixty (60) days prior to the expiration of the Initial Term or then current Renewal Term. Either the Initial Term or any Renewal Term may be terminated pursuant to Section 8 hereof. If prior to the expiration of the Initial Term or any Renewal Term, Company gives notice to Employee of non-renewal of this Agreement, then upon the expiration of the Initial Term or the then-current Renewal Term, this Agreement shall terminate and (i) Company shall immediately pay to Employee all benefits and payments due him under this Agreement through such termination date, together with severance in the form of a lump sum cash payment equal to the value of the base salary and the bonus payments that Employee received during the twenty-four (24) month period immediately preceding such expiration; provided, however, that the lump sum cash payment which Employee shall receive upon the expiration of this Agreement shall not exceed an amount equal to $1 million; (ii) Company shall continue to provide to Employee the insurance benefits described in Section 7.2 below, for a period expiring twenty-four (24) months after the expiration of this Agreement or until Employee obtains other employment with comparable insurance benefits, whichever shall first occur (The lump sum cash payment and insurance benefits described in this Section 2 which Employee shall receive upon the expiration of this Agreement are hereinafter collectively referred to as the "Severance Allowance."); (iii) the options granted pursuant to the Incentive Stock Plan described in Section 4.3 and the option described in Section 5.1 shall immediately vest and shall be fully exercisable upon the date this Agreement shall terminate and for ninety (90) days thereafter. If prior to the expiration of the Initial Term or any Renewal Term, Employee gives Company notice of non-renewal of this Agreement, then upon termination of this Agreement Employee shall receive only the benefits and payments due him under this Agreement through such termination date and the required COBRA notices; Employee shall not receive any Severance Allowance and there shall be no further vesting of options.

     3. Duties of Employee. Except as otherwise provided in this Agreement, Employee shall have the duties set forth in this Section 3 during the Initial Term and any Renewal Term of this Agreement.

     Company employs Employee as Chairman of the Board of Directors and Chief Executive Officer. In such capacities, Employee is responsible for establishing operational priorities, determining the organizational structure for all of Company's operating divisions and strategic business units, approving all Company compensation plans and submitting such plans to Company's Board of Directors (if such submission is required), and developing Company policies and procedures.

     As Chairman of the Board of Directors, Employee shall be a member of the Board of Directors and shall preside at all meetings of the shareholders and directors. Employee shall give general direction and supervision to the affairs of the Company, and shall have and perform such other duties as may be assigned by the Board of Directors.

     4. Compensation of Employee. Except as otherwise provided in this Agreement, Company shall compensate Employee in the manner set forth in this
Section 4 during the Initial Term and any Renewal Term of this Agreement. 4.1 Base Salary. Employee shall receive a base salary of Five Hundred Thousand Dollars ($500,000) per annum as compensation for his services hereunder. The base salary shall be payable in 26 installments, paid every other week in accordance with the general payroll practices of Company. The amount of the base salary shall be reviewed at the beginning of each fiscal year of the Company. The Company, in its sole discretion, may increase the amount of compensation provided in this Section 4.1 without the necessity of amending this Agreement but the Company shall not decrease the base salary at any time during the term of this Agreement. Any increase shall not affect any of the other terms and conditions of this Agreement other than determination of the Severance Allowance payable to Employee hereunder.

     4.2 Incentive Bonuses. Employee shall participate in, and be entitled to receive incentive bonuses pursuant to, the Company's 1997 Annual Management Incentive Plan (the "Bonus Plan"). Employee's "target" bonus and maximum bonus pursuant to the Bonus Plan shall be equal to $333,333 and $616,666, respectively, during the Initial Term. During each Renewal Term, Employee shall participate in, and be entitled to receive incentive bonuses pursuant to, comparable management incentive plans then in effect with a "target" bonus of not less than $333,333. Any bonus earned by Employee pursuant to the Bonus Plan or future comparable plans shall be paid to Employee as soon as practicable following the date such bonus is earned.

     4.3 1996 Long-Term Incentive Plan. Employee shall be entitled to participate in the Company's 1996 Long-Term Incentive Plan, and in any successor stock option plan (the "Incentive Stock Plan"), to the extent and in the manner approved by the Board of Directors. Pursuant to the Incentive Stock Plan, on the 15th day of November, 1996, the Company granted Employee an option to acquire 190,679 shares of Company's Common Stock, $.01 par value per share (the "Common Stock") at an exercise price of $7.95 per share vesting three years after the grant. All of the options granted to Employee pursuant to the Incentive Stock Plan shall be issued to Employee under and in accordance with the terms and conditions of the Incentive Stock Plan (including the anti-dilution provisions contained in such Plan).

     5. Non-Qualified Stock Options.

     5.1 Grant of New Options.  Subject to the terms and conditions set forth in
Section 5.2 below, Company granted to Employee on August 22, 1996, an option to acquire 40,000 shares of Company's Common Stock which option shall vest and become exercisable according to the following schedule:

                  Date of Vesting                      Number of Shares Vested
                   June 30, 1997                                       10,000
                   June 30, 1998                                       10,000
                   June 30, 1999                                       10,000
                 September 30, 1999                                    10,000

     Notwithstanding the foregoing, the option for 10,000 shares that is scheduled to vest on September 30, 1999 shall only vest and become exercisable if Company meets at least 95% of its EBITDA goal for the years ending September 30, 1997, September 30, 1998 and September 30, 1999 combined, which EBITDA goal is set forth in the Company's Disclosure Statement dated March 28, 1996 (it being understood that the EBITDA goal is set forth in the Projected Consolidated Statements of Operations included in the Disclosure Statement).

     5.2 Price and Terms of New Options. The option described in Section 5.1 above shall be exercisable for shares of Common Stock at an exercise price equal to $4.63 per share. Such option shall be issued to Employee under and in accordance with the terms and conditions of Company's 1996 Restructure Recognition Incentive Plan (the "Non-Qualified Stock Option Plan") (including the anti-dilution provisions contained in such Plan). As consideration for Company's grant of such option to Employee, Employee has executed the Anacomp Confidentiality, Non-Competition and Non-Disclosure Agreement attached hereto as Exhibit A.

     5.3 Accelerated Vesting of Options. Notwithstanding anything to the contrary in this Agreement, in the Non-Qualified Stock Option Plan, in the Incentive Stock Plan or in any other agreement entered into by the Company and Employee, in the event of Employee's termination of employment with Company, other than Employee non-renewal pursuant to Section 2, or any termination pursuant to Sections 8.1(b) (voluntary written resignation by Employee), 8.1(e) (termination with cause), or 8.1(h) (termination due to events), the option described in Section 5.1 above and any options granted pursuant to the Incentive Stock Plan described in Section 4.3 shall immediately vest and shall be fully exercisable upon such termination and for ninety (90) days thereafter.

     6. Business-Related Expenses. Upon presentation in accordance with Company policies of itemized accounts of his expenditures relating to his performance as an Employee, Company promptly shall reimburse Employee for all reasonable and necessary travel expenses and other disbursements incurred by Employee on behalf of Company in the performance of his duties under this Agreement. Without limiting the generality of the foregoing, the parties acknowledge that Company temporarily transferred Employee from Company's executive offices in Atlanta, Georgia to Company's Poway, California facility and back to Atlanta, Georgia ("Temporary Transfer"). Company agrees to reimburse Employee in accordance with the provisions of the Company's Relocation and Moving Expense Policy and letters to Employee from the Company dated November 16, 1995, and December __, 1996, for any and all travel, living and relocation expenses incurred by Employee and/or Employee's family in connection with or related to Employee's Temporary Transfer and/or Employee's return transfer to Company's executive offices in Atlanta, Georgia.

     7. Employee Benefits.

     7.1 Benefits Generally. Employee shall participate in all employee benefit, bonus and similar programs of Company in which he is a participant as of the date hereof and shall be eligible to participate in all other incentive, pension, thrift, profit sharing, stock option, deferred compensation, employee loan and insurance plans and arrangements maintained by Company from time to time for the benefit of its employees. Company may change, alter or modify any benefits or benefit programs from time to time, provided Employee continues to receive benefits equivalent to those received by other members of Company's senior management. Any compensation received by Employee pursuant to any benefit programs shall be in addition to the compensation described elsewhere in this Agreement.

     7.2 Insurance Benefits. Company shall provide for Employee and his dependents life, medical, disability and dental insurance coverage in keeping with the insurance benefits provided to other members of Company's senior management and on the same expense sharing basis as other members of Company's senior management. Company may change, alter or modify any such insurance coverage from time to time, provided that Employee and his dependents continue to be provided such coverage equivalent to that provided to other members of Company's senior management.

     7.3 Vacations. Employee shall be entitled to vacations in accordance with Company policy, during which time his compensation shall be paid in full; provided, however, Employee shall receive no less than two (2) full weeks of vacation each year. If Employee is unable to take any or all of his vacation during a year due to business reasons, Employee may take his unused paid vacation at a later time.

     7.4 Other Fringe Benefits. Employee shall also be entitled to any other fringe benefits, including regular holidays, that are normally available to other members of Company's senior management.

     8. Termination.

     8.1 Compensation and Benefits Upon Termination. This Agreement may be terminated prior to the expiration of the Initial Term or any Renewal Term by any of the following events:

     a) mutual written agreement expressed in a single document signed by both the Company and Employee;

     b) except as contemplated by Section 8.4.3, voluntary written resignation by Employee as President and Chief Executive Officer of Company; provided, however, that Employee shall be permitted to resign solely as Chairman of the Board of Directors of Company at any time, and such resignation shall not be deemed a termination hereunder;

     c) death of Employee;

     d) written notice of termination without cause as defined in Section 8.2;

     e) written notice of termination with cause as defined in Section 8.3;

     f) the occurrence of any of the events specified in Section 8.4.1, which Employee elects to treat as a termination under Section 8.4.1;

     g) the occurrence of any of the events specified in Section 8.4.2, which Employee elects to treat as a termination under Section 8.4.2; or

     h) written notice of termination as contemplated by Section 8.4.3.

     Upon termination for any of the foregoing reasons, Employee shall continue to render his services and shall be paid his regular compensation and benefits up to the date of termination. If this Agreement is terminated under Sections 8.1(b) or 8.1(e), no Severance Allowance shall be paid to Employee (except, with respect to any termination pursuant to Section 8.1(e), as otherwise provided in
Section 8.3). If this Agreement is terminated under Sections 8.1(a), 8.1(c), 8.1(d), 8.1(f), 8.1(g) or 8.1(h), then the Company shall pay to Employee the Severance Allowance. This Severance Allowance is in addition to the regular compensation and benefits which Employee shall receive up to the date of termination and shall be paid by the Company on the last date that Employee actually reports to the Company's premises for full time duties. In the event of such termination, this Agreement shall be deemed terminated for all purposes except to the extent otherwise herein provided. Upon termination, for any of the foregoing reasons, the accelerated vesting of options shall be governed by
Section 5.3.

     8.2 Termination Without Cause. If Employee is unable, as determined in good faith by the Company's Board of Directors, to perform Employee's assigned duties on a full-time basis for any continuous period of 120 days or a total of 180 days in any 12-month period, or if the Company otherwise concludes Employee's services are no longer required, this Agreement may be terminated without cause by giving Employee written notice thereof. The noninsurability of Employee, either present or future, does not constitute grounds for termination under this or any other Section of this Agreement. If Employee is terminated under this
Section 8.2, the Company shall pay the compensation, benefits and Severance Allowance provided in Section 8.1 above.

     8.3 Termination With Cause.

     8.3.1 The Company may immediately terminate this Agreement at any time with cause upon written notice to Employee specifying the cause and the effective date of termination. For purposes of this Agreement, "cause" shall mean only the following: (i) willful breach of fiduciary duty or willful dishonesty, in either case involving acts directed towards the Company and involving personal profit (except for acts which may be cured as set forth below), or (ii) criminal conduct of Employee against the Company which results in a felony conviction of Employee. The Company agrees that in the event that it shall allege that Employee engaged in a willful breach of fiduciary duty or willful dishonesty of the type for which the Company believes that it has cause for Employee's termination, the Company shall give notice to the Employee. If the Employee, following receipt of such notice, shall maintain in good faith that any such alleged action was unintentional, the Employee shall have the right to cure such action by full reimbursement to the Company of any sums wrongfully received; provided that such cure shall be permitted only if, with respect to any single act or occurrence, the amount wrongfully received by Employee with respect to such single act or occurrence was less than $5,000. The agreement by Employee to return such sums shall constitute a cure, and the Company shall not be entitled to terminate the Employee with cause under this Section 8.3 for such act or occurrence. Termination with cause shall be determined in good faith by Company's Board of Directors after written notice to Employee and an opportunity for Employee to be heard by Company's Board of Directors.

     8.3.2 Employee agrees that, in the event written notice of termination is given under this Section 8.3, Employee shall treat the contents of said notice as privileged and Employee shall have no action against Company or any of its officers, agents or employees due to the contents of said notice unless the contents are intentionally false and malicious. If Employee is terminated under this Section 8.3, he shall receive no Severance Allowance at the time of such termination. If Employee is given notice of termination under this Section 8.3 and it is later determined that no "cause" existed, Employee shall be entitled to all compensation, benefits and allowances due him for the period following such alleged termination and through the date of such determination and shall be entitled to the Severance Allowance, plus legal interest from the date of termination and all reasonable attorneys' fees incurred by Employee in contesting the notice of termination.

     8.3.3 The Company represents that as of the date this Agreement is executed by the Company, the Company knows of no fact or circumstance that would provide the Company with a basis for terminating this Agreement for cause.

     8.4 Demotion, Transfer or Reduction in Compensation, Merger, Transfer of Assets, Change in Control or Business Discontinuation.

     8.4.1  Demotion,   Transfer,   Reduction  in   Compensation,   or  Business
Interference. If any of the following takes place:

     a) Employee is demoted, including for these purposes (i) any change in the title or duties described in Section 3 hereof, (ii) any significant reduction or change by Company in the functions, duties or responsibilities of Employee under this Agreement, or (iii) the removal of Employee as Chairman of the Board of Directors of Company without his written consent,

     b) after Employee's Temporary Transfer has terminated, a transfer of Employee to another location outside of Metropolitan Atlanta not agreed to in writing by Employee,

     c) any reduction in Employee's annual compensation, or

     d) intentional interference by Company or any person or entity directly or indirectly controlling Company with the performance by Employee of the duties required of him hereunder,

     then Employee may, in his sole and absolute discretion, elect to treat any such occurrence as a termination of this Agreement by giving written notice of such election to the Company, entitling Employee to payment of the compensation, benefits and Severance Allowance provided in Section 8.1 above. In the event the Company disputes any election made by Employee pursuant to this Section 8.4.1, the Company shall notify Employee in writing of such dispute within ten (10) days of receiving Employee's written election. If Company does not so notify Employee within the ten (10) day period, the Company shall be deemed to have accepted Employee's election and shall pay all compensation, benefits and Severance Allowance provided in Section 8.1 above.

     8.4.2   Merger,   Transfer  of  Assets,   Change  in  Control  or  Business
Discontinuation. In the event of any:

     a) merger or consolidation where Company is not the consolidated or surviving company and the surviving or resulting company does not expressly agree to be bound by and have the benefits of the provisions of this Agreement,

     b) transfer of all or substantially all of the assets of Company and the transferee of Company's assets does not expressly agree to be bound by and have the benefits of the provisions of this Agreement,

     c) change in control of Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the Effective Date (the "Exchange Act"), provided that, without limiting the generality of the foregoing, such a change in control shall be deemed to have occurred if: (i) any person or persons acting in concert (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial holder directly or indirectly of securities of Company representing 25% or more of the combined voting power of Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election or nomination for election by Company's shareholders of each new director was approved by a vote of at least 2/3 of the directors who were directors at the beginning of such period; or (iii) transfer of all or substantially all of the stock of Company, or

     d) discontinuation of business by Company,

     then (i) Employee may, in his sole discretion, elect to treat any such occurrence as a termination of this Agreement by giving written notice of such election and immediate termination of his employment to Company, and (ii) Company shall pay Employee within thirty (30) days of Employee's election and termination of employment a payment equal to the Severance Allowance. This Severance Allowance shall be in addition to the regular compensation and benefits that Employee is entitled to receive up to the date Employee's employment with Company terminates.

     8.4.3 Existence of Termination Events. Company acknowledges and agrees that Employee was entitled to terminate the Original Employment Agreement pursuant to Sections 8.4.1 and 8.4.2 thereof as a result of the appointment of Paul G. Roland as Company's Chairman of the Board of Directors and the confirmation in Company's chapter 11 bankruptcy case of Company's Third Amended Joint Plan of Reorganization, dated May 20, 1996 (the "Plan"), and the consummation of the transactions contemplated therein, respectively (the appointment of Mr. Roland as Company's Chairman of the Board of Directors and the consummation of the transactions contemplated by the Plan are referred to collectively hereinafter as the "Termination Events"). Company further acknowledges and agrees that, as of the Effective Date, Employee has not waived any of his rights arising as a result of the occurrence of the Termination Events. Therefore, at any time from the Effective Date through September 30, 1997, Employee shall have the right in his sole and absolute discretion to terminate this Agreement by giving Company written notice of termination at least 120 days prior to the designated termination date (it being understood that Employee may give the 120-day notice of termination at any time through and including September 30, 1997). If Employee terminates the Agreement pursuant to this Section 8.4.3, Company shall pay the compensation, benefits and Severance Allowance provided in Section 8.1 above in equal amounts each month during the 120-day notice period..

     8.5 Return of Company Property. Employee agrees to return all property of Company, including but not limited to, details of equipment, prices, specifications, programs, customer and prospective customer lists and any other proprietary data or objects acquired through the Employee's employment with Company, within seven (7) days after termination of employment, regardless of the reason therefor.

     8.6 Failure to Pay Severance Allowance. In the event that Company fails to timely pay to Employee any and all Severance Allowance payments to which Employee is entitled pursuant to Sections 8.1, 8.2, 8.3, 8.4.1, 8.4.2 or 8.4.3 hereof, then (in addition to Employee's other rights hereunder) the Anacomp Confidentiality, Non-Competition and Non-Disclosure Agreement described in
Section 5.2 above shall be void and of no force and effect.

     8.7 Waiver of Claims. All Severance Allowance payments made by Company to Employee pursuant to Section 2 hereof or this Section 8 shall be in full and complete payment of any and all claims that Employee may have against Company regarding his employment or the termination thereof, and Employee hereby expressly waives all rights that he may have to any other payments or to bring any other claims based upon his employment or the termination thereof. Except for the qualification with respect to employee benefits described in Section 2 above, all Severance Allowance payments due from Company to Employee under this Agreement are absolute, and shall not be diminished or otherwise affected by virtue of Employee securing alternative employment.

     8.8 Arbitration of Disputes. If a dispute arises between the parties, including a dispute regarding an election Employee makes under Section 8.4.1 hereof, then the parties agree that their respective representatives shall meet and consult in good faith and attempt to settle the dispute, within thirty (30) days of written notice thereof, as a condition precedent to the initiation of arbitration proceedings as set forth below.

     Any dispute, controversy, or claim arising out of or relating to this Agreement, the breach, termination or invalidity thereof, or Employee's employment, including claims of tortious interference or other tort or statutory claims, and including (without limitation) any dispute concerning the scope of this arbitration clause, shall be settled by arbitration in accordance with the Employment Dispute Resolution Rules of the American Arbitrators Association then in effect. The judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration under this Agreement shall be held in Atlanta, Georgia, or at such other place as may be selected by mutual agreement of the parties.

     The arbitrator shall be a former federal judge agreed to by the parties or, failing agreement, appointed by the Chief Judge of the United States District Court (Northern District of Georgia). The parties intend that the arbitrator shall be independent and impartial. To this end, the arbitrator shall disclose to the parties any professional, family, or social relationships, past or present, with any party or counsel.

     Strict rules of evidence shall not apply in any arbitration conducted pursuant to this Agreement. The parties may offer such evidence as they desire and the arbitrator shall accept such evidence as the arbitrator deems relevant to the issues and accord it such weight as the arbitrator deems appropriate. The arbitrator shall have the discretion to order a prehearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties. No party shall be allowed, however, to take more than one deposition of the opposing party and no deposition shall last longer than six (6) hours. All disputes regarding discovery shall be decided by the arbitrator.

     The arbitrator's award shall be in writing and shall specify the factual and legal bases for the award. In rendering the award, the arbitrator shall determine the respective rights and obligations of the parties according to the laws of the State of Georgia or, if applicable, federal law. The arbitrator shall have the authority to award any remedy or relief that a federal or state court within the State of Georgia could order or grant.

     Any provisional remedy that would be available from a court of law shall be available from the arbitrator to the parties, pending the arbitrator's determination of the merits of the parties' dispute. This shall include orders of attachment, temporary restraining orders, injunctions, and appointment of a receiver. If the arbitrator issues such an order, either party may immediately apply to a court of competent jurisdiction for enforcement of the order, even though the arbitrator may not have rendered a final award.

     All fees and expenses of the arbitration, including the fees of the arbitrator and the fees and expenses of each party's counsel, experts, witnesses and preparation and presentation of proofs, shall be paid by Company.

     Unless legally required to do so, neither party may disclose the existence, content, or results of any arbitration under this Agreement without the prior written consent of the other party, nor may the arbitrator disclose any such information without the consent of both parties. This provision shall apply to all aspects of the arbitration proceeding, including, without limitation, discovery, testimony, other evidence, briefs, and the award.

     It is the specific intent of the parties that this arbitration clause be governed by the Federal Arbitration Act, 9 U.S.C. Section 1, et seq. ("FAA"); however, if this clause is unenforceable for any reason under the FAA, then the parties intend that it be governed by the provisions of the Georgia Arbitration Code, O.C.G.A. Sections 9-9-1, et seq.

     Both Employee and Company represent and warrant they have read the foregoing Section 8.8 _____, that they have had an opportunity to consult with and receive advice from legal counsel regarding the foregoing Section 8.8 _____, and that they hereby forever waive all rights to assert that this Section 8.8 was the result of duress, coercion, or mistake of law or fact. _____ (Initial of both parties in each space.)

     0.0.0.0.0.1. Indemnification. Company shall indemnify Employee to the fullest extent permitted by Company's Articles of Incorporation, Bylaws and applicable federal or state laws for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and reasonable attorneys' fees) incurred or paid by Employee in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by Employee of services for, or the acting by Employee as a director, officer or employee of Company, any subsidiary of Company or any other person or enterprise at Company's request. Expenses, including (but not limited to) reasonable attorneys' fees and disbursements, incurred in defending any action, suit, investigation or proceeding, for which Employee may be entitled to indemnification under this Section 9 upon final disposition of such action, shall be paid by the Company in advance of the final disposition, to the maximum extent permitted by applicable laws and regulations; provided, however, that prior to making any such payments the Company shall receive an undertaking by or on behalf of Employee to repay such amounts if it shall ultimately be determined that he is not entitled to indemnification. Subject to applicable laws and regulations, Company shall maintain in full force and effect, to the extent available at reasonable cost, the Directors' and Officers' Liability Insurance Policies in effect on the date of this Agreement, or other policies or means of providing substantially similar protection to Employee. The parties acknowledge and agree that when used in this Agreement, "reasonable attorneys' fees" shall be deemed to mean the normal billing rates of counsel of Employee's choice.

     0.0.0.0.0.2. Miscellaneous.

     10.1 Governing Law. This Agreement is made in the State of Georgia and shall be construed and enforced in accordance with the laws of that state, except to the extent that federal law applies.

     10.2 Time. Time is of the essence of this Agreement.

     10.3 Board Approval. The Company represents and warrants that the execution and delivery of this Agreement have been approved by all requisite Board of Director or Committee action.

     10.4 Severability. In the event that this Agreement, or any paragraph or provision hereof, is declared invalid, void or unenforceable by a Court of competent jurisdiction, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way or to any extent.

     10.5 Attorney's Fees and Costs. Company shall pay all reasonable attorney's fees and expenses that Employee may incur as a result of the Company's breaching or contesting the validity or enforceability of this Agreement and Employee shall be entitled to receive interest on any payment not timely made for the period of any delay in payment from the date such payment was due at the interest rate determined by adding 200 basis points to the six-month Treasury Bill rate prevailing from time to time over the period of nonpayment.

     10.6 Waiver of Breach. Failure or delay of either party to insist upon compliance with any provision hereof shall not operate as, and is not to be construed as, a waiver or amendment of such provision or the right of the aggrieved party to insist upon compliance with such provision or to take remedial steps to recover damages or other relief for noncompliance. Any express waiver of any provision of this Agreement shall not operate and is not to be construed as a waiver of any subsequent breach, whether occurring under similar or dissimilar circumstances.

     10.7 Notices. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or delivered if (i) delivered personally; or (ii) mailed by certified mail, return receipt requested, with proper postage prepaid; or (iii) delivered by facsimile; or (iv) delivered by recognized courier contracting for same day or next day delivery:

                           (a) To Company:

                           Anacomp, Inc.
                           2115 Monroe Drive, NE
                           Atlanta, GA 30305
                           Attention:  George C. Gaskin
                                          Corporate Counsel
                           Facsimile Number: (404) 873-4163

                           (b) To Employee:

                           P. Lang Lowrey III
                           917 Stovall Blvd.
                           Atlanta, GA 30319
                           Facsimile Number: (404) 467-1111 (as of 12/14/96)

                           (c) Attorney

                           William A. Clineburg, Jr.
                           King & Spalding
                           191 Peachtree Street
                           Atlanta, Georgia 30303-1763
                           Facsimile Number: (404) 572-5147

     or at such other address as the parties hereto shall have last designated by notice to the other parties. Any item delivered personally or by recognized courier contracting for same day or next day delivery shall be deemed delivered on the date of delivery. Facsimile deliveries shall be deemed delivered on the date of transmission by the sender provided sender has evidence of successful transmission. Any item mailed shall be deemed to have been delivered on the date evidenced on the return receipt.

     IN WITNESS WHEREOF, Company has caused this Agreement to be executed and delivered by its duly authorized officers under seal and its corporate seal to be affixed hereto, and Employee has executed and delivered this Agreement and has hereunto affixed his hand and seal, each on the date(s) set forth beside their respective signatures below, with this Agreement to be effective as of the Effective Date.

COMPANY:
ANACOMP, INC.


Dated: By:________________________(SEAL)
William C. Ater, Senior Vice
President, Secretary and
Chief Administrative Officer


EMPLOYEE:


Dated: ___________________________(SEAL)
P. Lang Lowrey III



                              EMPLOYMENT AGREEMENT

     This Agreement is entered into between ANACOMP, INC. or any of its subsidiaries or affiliates (herein referred to as "ANACOMP") and EMPLOYEE. The full identification of each party, date of agreement, and date of expiration of agreement are all included on the cover sheet immediately preceding this page which is incorporated herein by this reference. The following conditions and terms shall apply:

                                    ARTICLE I

                         Merger of All Prior Agreements

     This Agreement shall supersede and terminate all prior employment contracts and agreements between EMPLOYEE and ANACOMP.

                                   ARTICLE II

                   Scope and Term of Employment, Compensation

     ANACOMP and EMPLOYEE mutually agree that Addendum I, attached hereto and incorporated herein by this reference, is intended to define the scope of employment, base salary, incentive compensation, and responsibility assignments.

     Subject always to termination provisions as provided elsewhere in this Agreement, the term of this Agreement shall begin on the Effective Date of Agreement and shall terminate on the Date of Expiration of Agreement, both as shown on the cover sheet. Unless otherwise terminated as provided elsewhere herein, this Agreement shall automatically renew after expiration date on an annual basis unless either party gives the other party thirty (30) days written notice requesting that said Agreement not be renewed. If this Agreement is not renewed and EMPLOYEE continues working beyond Termination Date, said employment shall be on a month-to-month basis. If, at the expiration of the original 3-year term or any renewal term, ANACOMP declines to renew this Agreement, EMPLOYEE shall be entitled to regular compensation and benefits up to the date of termination and, unless the parties agree on a different amount, to a severance allowance equal to EMPLOYEE'S previous twenty-four months' total cash compensation, including bonuses, payable in a lump sum or bi-weekly at EMPLOYEE'S option, and health benefits until other employment is secured or for twenty-four months, whichever is sooner, and all existing options to acquire Anacomp common stock shall immediately vest.

              Compensation is confidential  and is to be discussed only with the officers of ANACOMP, as required.

                                   ARTICLE III

                                 Fringe Benefits

     In addition to the regular compensation, EMPLOYEE shall be entitled to the normally available employee fringe benefits including regular holidays, vacations and health insurance. ANACOMP, however, reserves the right to change or alter these fringe benefits from time to time with the understanding that the EMPLOYEE will be treated on an equal basis with other employees of similar status.

                                   ARTICLE IV

                              Insurance on Employee

     EMPLOYEE agrees that ANACOMP may, at its option and expense, obtain life insurance on the life of the EMPLOYEE and the ownership of all such policies and the proceeds therefrom shall be the sole property of ANACOMP.

     EMPLOYEE agrees to undergo a routine physical examination for insurance purposes within fifteen (15) days upon the request and at the expense of ANACOMP.

                                    ARTICLE V

                             Termination and Damages

     The parties agree that the EMPLOYEE'S employment (the "Employment") may be terminated as follows:

     1. Without Cause The Employment may be terminated by ANACOMP at any time without cause by giving EMPLOYEE written notice.

     2. with Cause ANACOMP may immediately terminate this Agreement at any time for cause upon written notice to the EMPLOYEE specifying the cause and effective date of termination. As used in this section, "cause" shall mean:

     (a) Inability of EMPLOYEE, as determined by the Board of Directors of ANACOMP, to perform EMPLOYEE's assigned duties on a full-time basis for any continuous period of one hundred twenty (120) days or a total of one hundred eighty (180) days in any twelve (12) month period, which period shall commence on the initial date of this contract and every anniversary date thereof.

     (b) The willful and continued failure by EMPLOYEE substantially to perform his duties and obligations or the willful engagement by EMPLOYEE in misconduct which is materially injurious to ANACOMP, monetarily or otherwise. For purposes of this subsection, no act or failure to act on EMPLOYEE'S part shall be considered "willful" unless done or omitted to be done by EMPLOYEE in bad faith and without reasonable belief that his action or omission was in the best interests of ANACOMP.

     3. Death Death of an EMPLOYEE shall automatically terminate this Agreement but any remedies ANACOMP may have against the estate of this EMPLOYEE shall survive.

     3. Resignation EMPLOYEE may terminate the Employment at any time by giving ANACOMP written notice of his intention to resign.

     5. Demotion, Transfer or Reduction in Compensation A demotion, a transfer or a reduction in compensation may, in EMPLOYEE's sole discretion, be deemed a termination of the Employment.

     6. Merger, Consolidation or Change in Control If either of the following events occur:

     (a) Substantially all of the assets of ANACOMP are sold or ANACOMP is consolidated or merged with another corporation wherein stock of ANACOMP is exchanged for stock and/or securities of another corporation; or

     (b) There is a change of control of ANACOMP of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date thereof; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any person (as such term is used in Section 13(d) and 14(d)(z) of the Exchange Act) is or becomes the beneficial holder directly or indirectly, of securities of ANACOMP representing 25% or more of the combined voting power of ANACOMP'S then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of ANACOMP cease for any reason to constitute a majority thereof, unless the election or nomination for election by ANACOMP'S shareholders of each new director was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of such period;

     then in any such event, the EMPLOYEE shall continue to have the benefit of and be subject to Sections 1-5 of this Article V and Article VI below.

                                   ARTICLE VI

                    Payment and Obligations After Termination

     If this Agreement is terminated by ANACOMP for cause or the Employment is terminated by EMPLOYEE's resignation, EMPLOYEE shall be paid only that part of EMPLOYEE's base salary accrued to the date of termination and EMPLOYEE shall not be entitled to any quarter-end or year-end bonus not already paid or fully earned except and to the extent required by law. If this Employment is terminated due to the death or total and permanent disability of EMPLOYEE, bonuses shall be paid on a pro rata basis computed through the date of termination. If the Employment is terminated without cause or as a result of a merger, consolidation or change in control, or the EMPLOYE deems a termination to have occurred due to a demotion, transfer or reduction in compensation, EMPLOYEE shall be entitled to termination pay equal to EMPLOYEE'S previous twenty-four months' total cash compensation, including bonuses, payable in a lump sum or bi-weekly at EMPLOYEES'S option, and health benefits until other employment is secured or for twenty-four months, whichever is sooner, and all his existing options to acquire ANACOMP Common Stock shall immediately vest. All termination payments shall be made within forty-five (45) days after termination. All termination payments made pursuant to this Article VI or
Article V shall be in full and complete payment of any and all claims EMPLOYEE may have regarding his employment or termination and EMPLOYEE hereby expressly waives all rights he may have to any other payments.

     EMPLOYEE agrees to return all property of ANACOMP, including, but not limited to details of equipment, prices, specifications, programs, customer and prospective customer lists, and any other proprietary data or objects acquired through the EMPLOYEE's employment with ANACOMP, within seven (7) days upon the termination of employment, whether said termination be with or without cause.

                                   ARTICLE VII

                    Restrictive Covenant and Non-Competition

              Inventions and Improvements Confidential Information

     EMPLOYEE and ANACOMP shall enter into "EMPLOYEE'S COVENANT NOT TO COMPETE OR DISCLOSE TRADE SECRETS" in the form attached hereto as Addendum II. In the event of any conflict between the terms of this Agreement and such Covenants, this Agreement shall govern.

                                                       ARTICLE VIII

                         Warranties and Representations

     EMPLOYEE hereby warrants and represents as follows:

     (1) That the execution of this Agreement and the discharge of EMPLOYEE's obligations hereunder will not breach or conflict with any other contract, agreement or understanding between EMPLOYEE and any other party or parties.

     (2) That EMPLOYEE has ideas, information and know-how relating to the type of business conducted by ANACOMP and EMPLOYEE's disclosure of such ideas, information and know-how to ANACOMP will not conflict with or violate the rights of any third party or parties with respect thereto.

                               ARTICLE IX Remedies

     The parties agree that the remedy for breach of this Agreement shall include actions in equity for injunctive relief as well as money damages. The remedies given to or reserved by ANACOMP hereunder shall be cumulative and not exclusive of any other remedy available under law.

                               ARTICLE X No Waiver

     The failure of EMPLOYEE to terminate this Agreement for the breach of any condition or covenant herein by the EMPLOYEE shall not affect EMPLOYEE'S right to terminate for subsequent breaches of the same or other conditions or covenants. The failure of either party to enforce at any time or for any period of time any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of the party thereafter to enforce each and every such provision.

                                   ARTICLE XI

                                     Benefit

     This Agreement  shall bind,  benefit,  and be  enforceable by ANACOMP,  its
successors  and  assigns,   and  by  EMPLOYEE,   EMPLOYEE'S  heirs,   executors,
administrators, and legal representatives.

                                   ARTICLE XII

                                  Severability

     Should  any  provision  of  the  Agreement  not  be   enforceable   in  any
jurisdiction, the remainder of the Agreement shall not be affected thereby

     ARTICLE XIII Survival The obligations contained in Articles VI and VII shall survive the termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the day, month and year stated on the cover page of this Agreement, which Agreement shall be effective only upon approval by ANACOMP, INC., as evidenced by the authorized signature of an officer of ANACOMP below.


APPROVED BY:

ANACOMP
By:

EMPLOYEE:

William C. Ater


                                   ADDENDUM I

                                       TO

                   EMPLOYMENT AGREEMENT DATED OCTOBER 1, 1992

                                     BETWEEN

                           ANACOMP, INC. ( "ANACOMP" )

                                       AND

                           WILLIAM C. ATER (EMPLOYEE)

     Scope of Employment

     ANACOMP employs the EMPLOYEE in the capacity of Vice President, Chief Administrative Officer and Secretary.

     Assigned Responsibilities

     EMPLOYEE is responsible for managing the Personnel and Employee Benefits, Corporate Real Estate, Corporate Management Information Systems (MIS), Corporate Communications, Legal, and General Administrative departments of the Corporation and for performing such other duties as may be assigned by the President, Chairman of the Board and Chief Executive Officer.

     Base Salary

     For all services rendered by EMPLOYEE under this Agreement, EMPLOYEE shall receive a minimum Base Salary of $110,000 per year for fiscal year 1993, beginning October 1, 1992. Base Salary will be reviewed at the beginning of each fiscal year.

Incentive Compensation

Bonus

     In addition to Base Salary, EMPLOYEE shall receive a minimum annual bonus of $110,000 in fiscal year 1993, beginning October 1, 1992, based upon meeting 100% of assigned objectives. The annual bonus and objectives shall be established at the beginning of each fiscal year, but in no case shall the bonus be less than $110,000 for meeting 100% of assigned objectives.

ANACOMP, INC:                                        EMPLOYEE



Louis P. Ferrero                                     William C. Ater

                                   ADDENDUM II
          CONFIDENTIALITY, NON-COMPETITION AND NON-DISCLOSURE AGREEMENT

     In consideration of the employment or continued employment of Employee by Anacomp, Inc. and its successors, assigns, subsidiaries, or duly authorized representatives (hereinafter collectively referred to as "Anacomp") and of the award of an option for the purchase of 25,000 shares of Anacomp, Inc. Common Stock, par value $.01 per share, at a price of $4.63 (price to be set on the date of award by Anacomp's Board of Directors), Employee hereby agrees as follows:

     1. Confidentiality and Trade Secrets. The Employee recognizes and acknowledges that during the course of his/her employment, he/she will have access to and become acquainted with confidential, trade secret and proprietary information about Anacomp's businesses and customers (hereinafter collectively referred to as the "Protected Information"). The parties hereto recognize that the Protected Information available to Employee may pertain both to customers and accounts handled by Employee personally as well as accounts with which Employee is not personally involved. The parties agree that all Protected Information constitutes a trade secret of Anacomp. Protected Information may inc1ude, but is not limited to, the names, addresses, and requirements of any customer or prospective customer of Anacomp; the terms (including price terms) of contractual relations with such customers; special requirements of such customers; the identities of individual contacts at such customers; and any other information relating to Anacomp's research, operations, business relationships, engineering data or results, specifications, concepts, methods, processes, rates or schedules, vendor information, products or services (including prices, costs, sales or content), financial information or measures, business methods, future business plans, data bases, computer programs, designs, models, operating procedures, and knowledge of the organization. The Employee recognizes and acknowledges that all of the Protected Information is valuable, special and essential to the successful and effective conduct of Anacomp's business. Therefore, the Employee shall not, during his/her employment with Anacomp or at any time thereafter, regardless of the reasons for leaving that employment, use, disclose or communicate, directly or indirectly, any Protected Information to any third party for any reason or purpose whatsoever, except as required in the course of his/her employment with Anacomp. Further, upon the termination of his/her employment with Anacomp, for any reason whatsoever, Employee shall promptly return any and all copies of any written material, documents, computer hardware and software, tools and equipment belonging to Anacomp or relating to the business of Anacomp in his/her possession.

     2. Non-Competition.

     2.1 Non-Competition While an Employee or Consultant. While an employee of Anacomp, or as a consultant to Anacomp after his termination of employment, Employee agrees not to compete in any manner, either directly or indirectly as an employee, consultant, investor or owner, whether for compensation or otherwise, with Anacomp, or to assist any other person or entity to compete with Anacomp. Further, while an employee of Anacomp, Employee agrees not to engage in any other employment without the prior written permission of Anacomp.

     3. Non-Solicitation.

     9.1 Non-Solicitation of Employees. During the term of his/her employment at Anacomp and for two (2) years following the termination for any reason of such employment, Employee agrees, either on his/her own behalf or on behalf of any other person or entity, directly or indirectly, not to hire, solicit, or encourage to leave the employ of Anacomp any person who is then an employee of Anacomp. The foregoing restrictions shall apply to employees located in all geographical areas where Employee performed services for Anacomp during the two-year period prior to his/her termination, including areas for which Employee had supervisory authority.

     3.2 Non-Solicitation of Customers. Because of Employee's access to Protected Information of Anacomp, Employee agrees that, during the term of his/her employment at Anacomp and for two (2) years following the termination for any reason of such employment, he/she will not, directly or indirectly, in connection with the products and services offered by Anacomp and those products and services which are competitive with the products and services of Anacomp:
(a) solicit, attempt to obtain, or in any way transact business with any customers which were customers of Anacomp during his/her employment or at the time of his/her termination; (b) aid or assist any other party in the solicitation of any such customers; or (c) interfere with Anacomp's relationships with any of its customers by soliciting such customers or inducing them to discontinue their relationships with Anacomp. Products and services which are competitive with the products and services of Anacomp include but are not limited to: Micrographics Products (computer output to microfilm-COM-equipment and software, cameras and film, processors, duplicators, retrieval and display equipment and software, computer aided retrieval-CAR-systems, readers, reader printers, other micrographics equipment, micrographics equipment maintenance, micrographics consumable supplies and accessories, records management software); Output Services (computer output to microfilm-COM, source document microfilming, output of data to compact disk, laser printing, conversion of paper and film to electronic images, micrographic or electronic imaging system design, consulting and education, system implementation and integration); Electronic Image Management Products (hardware, software, magnetics products including tapes, tape drives and optical media supplies, maintenance of electronic imaging equipment); Electronic Image Management Services (conversion of computer generated data to optical or laser disk, COLD, electronic document imaging and workflow, conversion of paper documents to electronic images, system design consulting and education, system implementation and integration, conversion of microfilm to electronic images); and Archival Services (storage, management and retrieval of all forms of customer information and business records, including but not limited to paper, microfiche, magnetic media and digital storage media). The foregoing restrictions shall apply to all geographical areas where Employee performed services for Anacomp during the two-year period prior to his/her termination, including areas for which Employee had supervisory authority.

     4. Remedies. Employee acknowledges that compliance with Sections 1, 2 and 3 of this Agreement is necessary to protect the business and good will of Anacomp and that a breach of those sections will irreparably and continually damage Anacomp for which money damages may not be adequate. Therefore, Employee agrees that, in the event he/she breaches or threatens to breach any of these Sections, Anacomp shall be entitled to both a preliminary or permanent injunction in order to prevent the continuation of such harm and money damages insofar as they can be determined. Nothing in this Agreement, however, shall be construed to prohibit Anacomp from also pursuing any other remedy, the parties having agreed that all remedies shall be cumulative.

     5. Inventions. Employee agrees that all inventions, improvements, discoveries, systems, techniques, ideas, processes, programs, and other things of value made or conceived in whole or in part by Employee while an employee of Anacomp shall be and remain the sole and exclusive property of Anacomp, and he/she will disclose all such things of value to Anacomp and will cooperate with Anacomp to insure that the ownership by Anacomp of such things of value is protected. Nothing in this Section is meant to apply to an invention for which no equipment, supplies, facility or trade secret information of Anacomp was used, which was developed entirely on Employee's own time, and which does not relate to Anacomp's business, research, development or from any work performed by Employee for Anacomp.

     6. Employment. This Agreement does not confer upon Employee any rights to continue in the employ of Anacomp or affect in any way Anacomp's right to terminate his/her employment at any time.

     7. Severability. If any provision or clause of this Agreement, or portion thereof, shall be held by any court or other tribunal of competent jurisdiction to be illegal, void or unenforceable in such jurisdiction, the remainder of such provisions shall not thereby be affected and shall be given full effect, without regard to the invalid portion. It is the intention of the parties that, if any court construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void or unenforceable because of the duration of such provision or the area or matter covered thereby, such court shall reduce the duration, area or matter of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

     8. Binding Effect. The rights and obligations of this Agreement shall inure to and be binding upon the parties and their respective heirs, successors and assigns.

     9. Attorneys' Fees. In the event of any dispute, proceeding or litigation concerning any controversy, claim or dispute between the parties hereto,. arising out of or relating to this Agreement or the interpretation or breach thereof, the prevailing party shall be entitled to recover from the losing party its reasonable expenses, attorneys' fees, expert fees, and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein.

     10. No Waiver. Anacomp's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent Anacomp thereafter from enforcing each and every provision of this Agreement.

     11. Entire Agreement. This Agreement represents the entire agreement between Employee and Anacomp, with respect to the subject matter hereof, superseding all previous oral and written communications, representations, understandings or agreements.

     12. Employee's Understanding. Employee represents and warrants that he/she has read each and every term of this Agreement and understands the serious duties and obligations imposed upon Employee thereby. Employee further represents and warrants that he/she has had full and ample opportunity to question Anacomp about this Agreement and each of its terms and to consult an attorney regarding this Agreement and each of its terms. Employee represents that he/she is free to enter this Agreement and to perform each of its terms and covenants. Employee represents that he/she is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that his or her execution and performance of this Agreement is not a violation or breach of any other agreement between Employee and any other person or entity.

Dated:  October 2, 1996

ANACOMP, INC.

By:  __________________________________
        Eric K. Whinston

Its:  Vice President

--------------------------------------
Employee (signature)


Employee (printed) - William C. Ater

Current Position - Senior Vice President & CAO, U.S. G5roup

Current Location - Poway, California

Social Security Number:



                                  ADDENDUM III

                                       TO

                   EMPLOYMENT AGREEMENT DATED OCTOBER 1, 1992

                                     BETWEEN

                           ANACOMP, INC. ( "ANACOMP" )

                           WILLIAM C. ATER (EMPLOYEE)

     The Addendum will serve to define the terms of EMPLOYEE'S relocation from Indianapolis, Indiana to San Diego, California.

     (1) Upon his relocation, EMPLOYEE will assume the title of Senior Vice President and Chief Administrative Officer, U.S. Group, reporting to the President, U.S. Group.

     (2) The standard Anacomp Relocation and Expense Policy (the "Policy") will apply to EMPLOYEE'S move, except as set forth below.

     (3) ANACOMP will pay for the cost of temporary housing and meals for up to ninety (90) days instead of the 60 days stated in the Policy. During this time, EMPLOYEE'S spouse may visit San Diego for a reasonable number of visits (i.e. one per month) which will be reimbursed by ANACOMP in lieu of EMPLOYEE returning to Indianapolis.

     (4) EMPLOYEE will forego the guaranteed offer on his home as provided by the Policy. The sale, whenever closed, will be handled as an employee referral sale at greater than 100% of the guaranteed offer (section F.5.b., 2nd bullet of the Policy) with the 2% payment based on the selling price. If the home is sold without using a broker, EMPLOYEE will receive an additional 5% of the selling price. The 2% will not be "grossed up" for tax purposes. However, the 5% if applicable, will be grossed up since it is in lieu of real estate commission.

     (5) As set forth in the Policy, EMPLOYEE will receive, effective on his relocation date, a 7.29% cost of living allowance representing the difference between Noblesville, Indiana and Rancho Bernardo, California, multiplied by $240,000 or $17,496 the first year, $8,748 the second year and $4,374 the third year. This allowance will be applied to EMPLOYEE's compensation components in the same relationship as his current compensation is paid (70% base, 15% monthly incentive base, and 15% annual incentive base).

     (6) ANAACOMP will pay the actual costs, up to $100,000, to relocate EMPLOYEE back to Indianapolis or another city of his choosing outside a 50-mile area of San Diego if, within two years of his move, EMPLOYEE is terminated without cause, his position is eliminated, he resigns because his salary is reduced by 10% or more or he refuses a company-directed transfer requiring relocation (other than to Indianapolis if the company moves his position there). Such relocation must occur within 180 days of EMPLOYEE's termination from ANACOMP and he must have executed the standard Settlement and Release Agreement.

     (7) EMPLOYEE agrees that neither the transfer to San Diego nor the change to his job title, responsibility and reporting caused by the relocation to San Diego creates a Demotion, Transfer or Reduction in Compensation pursuant to
Article V of the Agreement. EMPLOYEE will have no right to any termination pay caused by such circumstances.

     (8) After his relocation to San Diego, EMPLOYEE will be eligible to receive new ANACOMP stock incentives to be awarded by the Board of Directors to the same extent and in the same amounts as other employees reporting directly to the President and Chief Executive Officer.

This Addendum III has been executed this 25 day of June , 1996.

ANACOMP, INC.                               EMPLOYEE



By:  P. Lang Lowrey, III                    William C. Ater




                              EMPLOYMENT AGREEMENT

     This Agreement is entered into between ANACOMP, INC. or any of its subsidiaries or affiliates (herein referred to as "ANACOMP") and EMPLOYEE. The full identification of each party, date of Agreement, effective date of Agreement, and date of expiration of Agreement are all included on the cover sheet immediately preceding this page which is incorporated herein by this reference. The following conditions and terms shall apply:

                                    SECTION I

                         Merger of All Prior Agreements

     1.1 Merger. This Agreement shall supersede and terminate all prior employment contracts and agreements between EMPLOYEE and ANACOMP.

                                   SECTION II

                   Scope and Term of Employment, Compensation

     2.1 Scope of Employment. ANACOMP and EMPLOYEE mutually agree that Addendum I, attached hereto and incorporated herein by this reference, is intended to define the scope of employment, base salary, and incentive compensation.

     2.2 Employment Term. Subject always to termination provisions as provided elsewhere in this Agreement, the term of this Agreement shall begin on the Effective Date of Agreement and shall terminate on the Date of Expiration of Agreement, both as shown on the cover sheet. Unless otherwise terminated as provided elsewhere herein, this Agreement shall automatically renew after expiration date on an annual basis unless either party gives the other party thirty (30) days written notice requesting that said Agreement not be renewed. If this Agreement is not renewed and EMPLOYEE continues working beyond Termination Date at the request of ANACOMP, said employment shall be on a month-to-month basis. If, at the expiration of the original 3-year term or any renewal term, ANACOMP declines to renew this Agreement and does not request that EMPLOYEE continue working, EMPLOYEE shall be entitled to all benefits due him under this Agreement and not previously paid him and, unless the parties agree on a different amount, to a severance allowance equal to the prior twenty-four months' total compensation payable in a lump sum or bi-weekly at EMPLOYEE'S option, and health benefits until other employment is secured or for twenty-four months, whichever is sooner (the "Severance Allowance").

     2.3 Compensation. Compensation is confidential and is to be discussed only with the officers of ANACOMP, as required.

                                   SECTION III

                                 Fringe Benefits

     3.1 Benefits. In addition to the regular compensation, EMPLOYEE shall be entitled to the normally available employee fringe benefits including regular holidays, vacations and health insurance. ANACOMP, however, reserves the right to change or alter these fringe benefits from time to time with the understanding that the EMPLOYEE will be treated on an equal basis with other employees of similar status.


                                   SECTION IV

                              Insurance on Employee

     4.1 Insurance. EMPLOYEE agrees that ANACOMP may, at its option and expense, obtain life insurance on the life of the EMPLOYEE and the ownership of all such policies and the proceeds therefrom shall be the sole property of ANACOMP. EMPLOYEE agrees to undergo a routine physical examination for insurance purposes within fifteen (15) days upon the request and at the expense of ANACOMP.

                                    SECTION V

                             Demotion and Relocation

     5.1 Demotion. If, at any time during the six month period following ANACOMP's emergence from Chapter 11 bankruptcy, P. Lang Lowrey, ANACOMP's President and Chief Executive Officer, determines that EMPLOYEE is not satisfactorily performing the duties of Chief Financial Officer and/or he has not made improvement in the areas included on the attached Addendum II, then Mr. Lowrey, with approval of ANACOMP's Board of Directors, may demote EMPLOYEE to his previous position of Vice President and Controller under the same compensation plan he had prior to assuming the Chief Financial Officer position. If such demotion occurs, this Agreement shall remain in force except for the scope of employment and compensation. If, at any time prior to ANACOMP's emergence from Chapter 11 bankruptcy, Mr. Lowrey demotes EMPLOYEE to his previous position pursuant to the above criteria, this employment agreement shall be void and EMPLOYEE's rights shall be as contained in his prior Employment Agreement dated July 1, 1990. This section 5.1 will no longer apply if the employment of Mr. Lowrey with ANACOMP is terminated.

     5.2 Relocation. EMPLOYEE agrees that if at any time during the first two years of the term of this Agreement he is required to relocate to a location outside of Metropolitan Indianapolis, such relocation will not trigger a termination of this Agreement nor a right to receive the Severance Allowance pursuant to Section 6.4.2 hereof.

                                   SECTION VI

                                   Termination

     6.1 Compensation and Benefits Upon Termination. This Agreement may be terminated prior to the expiration of the initial term or any renewal term by any of the following events:

     (a) mutual written agreement expressed in a single document signed by both ANACOMP and EMPLOYEE;

     (b) voluntary written resignation by EMPLOYEE;

     (c) death of EMPLOYEE;

     (d) written notice of termination without cause as defined in Section

6.2;

     (e) written notice of termination with cause as defined in Section 6.3; or

     (f) the occurrence of any of the events specified in Section 6.4.1, which EMPLOYEE elects to treat as a termination under Section 6.4.2.

     Upon termination for any of the foregoing reasons, EMPLOYEE shall continue to render his services and shall be paid his regular compensation and benefits up to the date of termination. If this Agreement is terminated under Sections 6.1(b), 6.1(c) or 6.1(e), no Severance Allowance (as defined in Section 2.2) shall be paid to EMPLOYEE (except, with respect to any termination pursuant to Section 6.1(e), as otherwise provided in Section 6.3). If this Agreement is terminated under Sections 6.1(a), 6.1(d) or 6.1(f), then ANACOMP shall pay to EMPLOYEE the Severance Allowance. This Severance Allowance is in addition to the regular compensation and benefits which EMPLOYEE shall receive up to the date of termination. In the event of such termination, this Agreement shall be deemed terminated for all purposes except to the extent otherwise herein provided.

     6.2 Termination Without Cause. If EMPLOYEE is unable, as determined in good faith by ANACOMP's Board of Directors, to perform EMPLOYEE's assigned duties on a full-time basis for any continuous period of 120 days or a total of 180 days in any 12-month period, or if ANACOMP otherwise concludes EMPLOYEE's services are no longer required, this Agreement may be terminated without cause by giving EMPLOYEE written notice thereof. The noninsurability of EMPLOYEE, either present or future, does not constitute grounds for termination under this or any other section of the Agreement. If EMPLOYEE is terminated under this section, ANACOMP shall pay EMPLOYEE the compensation, benefits and Severance Allowance provided in Section 6.1 above.

     6.3 Termination With Cause.

     6.3.1 ANACOMP may immediately terminate this Agreement at any time with cause upon written notice to the EMPLOYEE specifying the cause and effective date of termination. As used in this section, "cause" shall mean only the following:

     (i) Inability of EMPLOYEE, as determined by ANACOMP, to perform EMPLOYEE's assigned duties on a full-time basis for any continuous period of one hundred twenty (120) days or a total of one hundred eighty (180) days in any twelve (12) month period, which period shall commence on the initial date of this contract and every anniversary date thereof.

     (ii) The willful and continued failure by EMPLOYEE substantially to perform his duties and obligations or the willful engagement by EMPLOYEE in misconduct which is materially injurious to ANACOMP, monetarily or otherwise. For purposes of this subsection, no act or failure to act on EMPLOYEE's part shall be considered "willful" unless done or omitted to be done by EMPLOYEE in bad faith and without reasonable belief that his action or omission was in the best interests of ANACOMP.

     6.3.2 Employee agrees that in the event written notice of termination is given under this Section 6.3, the EMPLOYEE agrees to treat the contents of said notice as privileged and EMPLOYEE shall have no action against ANACOMP or any of its officers, agents or employees due to the contents of said notice unless the contents are intentionally false and malicious. If EMPLOYEE is terminated under this Section 6.3, he shall receive no Severance Allowance at the time of such termination. If EMPLOYEE is given notice of termination under this Section 6.3 and it is later established that no "cause" existed, EMPLOYEE shall be entitled to all compensation, benefits and allowances due him for the period following such alleged termination and through the date of such determination and shall be entitled to the Severance Allowance, plus legal interest from the date of termination and all reasonable attorneys' fees incurred by EMPLOYEE in contesting the notice of termination.

     6.4 Demotion, Transfer or Reduction in Compensation, Merger, Transfer of Assets, Change in Control or Business Discontinuation.

     6.4.1 Demotion, Transfer, or Reduction in Compensation. of the following takes place:

     If any

     (1) EMPLOYEE is demoted, including for these purposes (i) any change in the title or duties described in Addendum I hereto, or (ii) any significant reduction or change by ANACOMP in the functions, duties or responsibilities of EMPLOYEE under this Agreement, except as provided in Section V hereof,

     (2) a transfer of EMPLOYEE to another location outside of Metropolitan Indianapolis not agreed to in writing by EMPLOYEE, except as provided in Section V hereof, or

     (3) any reduction in annual compensation (but not including a reduction in the incentive bonus received by EMPLOYEE resulting from a decrease in Pre-Tax Income earned by ANACOMP for the relevant period), except at provided in Section V hereof,

     EMPLOYEE may, in his sole discretion, elect to treat any such occurrence as a termination of this Agreement by giving written notice of such election to ANACOMP, entitling EMPLOYEE to payment of the compensation, benefits and Severance Allowance provided in Section 6.1 above. In the event ANACOMP disputes any election made by EMPLOYEE pursuant to this Section 6.4.1, ANACOMP shall notify EMPLOYEE in writing of such dispute within ten (10) days of receiving EMPLOYEE's written election. If ANACOMP does not so notify EMPLOYEE within the ten (10) day period, ANACOMP shall be deemed to have accepted EMPLOYEE's election and shall pay all compensation, benefits and Severance Allowance provided in Section 6.1 above.

     6.4.2   Merger,   Transfer  of  Assets,   Change  in  Control  or  Business
Discontinuation. In the event of any:

     (a) merger or consolidation where ANACOMP is not the consolidated or surviving company and the surviving or resulting company does not expressly agree to be bound by and have the benefits of the provisions of this Agreement, or

     (b) transfer of all or substantially all of the assets of ANACOMP and the transferee of ANACOMP's assets does not expressly agree to be bound by and have the benefits of the provisions of this Agreement, or

     (c) change in control of ANACOMP of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the day thereof (the "Exchange Act"), provided that, without limitation, such a change in control shall be deemed to have occurred if: (i) any person or persons acting in concert (as such term is used in Section 13(d) and 14(d) (2) of the Exchange Act) is or becomes the beneficial holder directly or indirectly of securities of ANACOMP representing 25% or more of the combined voting power of ANACOMP's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election or nomination for election by ANACOMP's shareholders of each new director was approved by a vote of at least 2/3 of the directors who were directors at the beginning of such period; or (iii) transfer of all or substantially all of the stock of ANACOMP and the transferee of ANACOMP's stock does not expressly agree to be bound by and have the benefits of the provisions of this Agreement, or

     (d) discontinuation of the business by ANACOMP,

     then (i) EMPLOYEE may, in his sole discretion, elect to treat any such occurrence as a termination of this Agreement by giving written notice of such election and immediate termination of his employment to ANACOMP, and (ii) ANACOMP shall pay EMPLOYEE within thirty (30) days of EMPLOYEE's election and termination of employment a payment equal to the Severance Allowance. This Severance Allowance shall be in addition to the regular compensation and benefits that EMPLOYEE is entitled to receive up to the date EMPLOYEE's employment with ANACOMP terminates. This Section 6.4.2 shall be of no effect if changes to ANACOMP's Board of Directors and outstanding securities occur as a result of ANACOMP's Chapter 11 bankruptcy filing of January 5, 1996.

     6.5 Return of Company Property. EMPLOYEE agrees to return all property of ANACOMP, including but not limited to, details of equipment, prices, specifications, programs, customer and prospective customer lists and any other proprietary data or objects acquired through the EMPLOYEE's employment with ANACOMP, within seven (7) days after termination of employment, regardless of the reason therefor.

     6.6 Waiver of Claims. All Severance Allowance payments made by ANACOMP to EMPLOYEE pursuant to Section II hereof or this Section VI shall be in full and complete payment of any and all claims that EMPLOYEE may have against ANACOMP regarding his employment or the termination thereof, and EMPLOYEE hereby expressly waives all rights that he may have to any other payments or to bring any other claims based upon his employment or the termination thereof. Except for the qualification with respect to employee benefits described in Section II above, all Severance Allowance payments due from ANACOMP to EMPLOYEE under this Agreement are absolute, and shall not be diminished or otherwise affected by virtue of Employee's securing alternative employment.

                                   SECTION VII

                    Restrictive Covenant and Non-Competition

                            Confidential Information

     7.1 Non-Competition. EMPLOYEE and ANACOMP shall enter into the "Confidentiality, Non-Competition and Non-Disclosure Agreement" attached hereto as Addendum III. In the event of any conflict between the terms of this Agreement and such Non-Disclosure Agreement, this Agreement shall govern. If EMPLOYEE violates such Non-Disclosure Agreement, ANACOMP shall have the right to stop all termination payments due under Sections II and/or VI hereof, which have not yet been fully paid to EMPLOYEE.

     The provisions of this Section shall not prevent EMPLOYEE from complying with the terms of this Employment Agreement with ANACOMP nor from owning any shares of stock of any competitor of ANACOMP so long as such-shares are regularly traded on a recognized security exchange or are listed for trade by NASDAQ in the over-the-counter Market.

                                  SECTION VIII

                         Warranties and Representations

     8.1 EMPLOYEE hereby warrants and represents as follows:

     (1) That the execution of this Agreement and the discharge of employee's obligations hereunder will not breach or conflict with any other contract, agreement or understanding between EMPLOYEE and any other party or parties.

     (2) That EMPLOYEE has ideas, information and know-how relating to the type of business conducted by ANACOMP and employee's disclosure of such ideas, information and know-how to ANACOMP will not conflict with or violate the rights of any third party or parties with respect thereto.

                               SECTION IX Remedies

     9.1 The parties agree that the remedy for breach of this Agreement shall include actions in equity for injunctive relief as well as money damages. The remedies given to or reserved by ANACOMP hereunder shall be cumulative and not exclusive of any other remedy available under law.

                                    SECTION X

                                    No Waiver

     10.1 The failure of EMPLOYER to terminate this Agreement for the breach of any condition or covenant herein by the EMPLOYEE shall not affect EMPLOYER's right to terminate for subsequent breaches of the same or other conditions or covenants. The failure of either party to enforce at any time or for any period of time any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of the party thereafter to enforce each and every such provision.

                                   ARTICLE XI

                                     Benefit

     11.1 This Agreement shall bind, benefit, and be enforceable by ANACOMP, its
successors  and  assigns,   and  by  EMPLOYEE,   EMPLOYEE's  heirs,   executors,
administrators, and legal representatives.

                                   ARTICLE XII

                                  Severability

     12.1 Should any provision of this Agreement not be enforceable in any jurisdiction, the remainder of the Agreement shall not be affected thereby.

     ARTICLE XIII Survival 13.1 The obligations contained in Sections II, VI, and VII shall survive the termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the day, month and year stated on the cover page of this Agreement, which Agreement shall be effective only upon approval by ANACOMP, INC., as evidenced by the authorized signature of an officer of ANACOMP below.

APPROVED BY:

ANACOMP, INC.

EMPLOYEE:

Donald L. Viles


                                   ADDENDUM 1

                                       TO

                           EMPLOYMENT AGREEMENT DATED

                                     BETWEEN

                            ANACOMP, INC. ("ANACOMP")

                           DONALD L. VILES (EMPLOYEE)

Scope of Employment

     ANACOMP employs the EMPLOYEE in the capacity of Executive Vice President and Chief Financial Officer.

Base Salary

     For all services rendered by EMPLOYEE under this Agreement, EMPLOYEE shall receive a Base Salary of $168,000 per year beginning February 15, 1996. Base Salary will be reviewed at the beginning of each fiscal year.

Incentive Compensation

Bonus

     In addition to Base Salary, EMPLOYEE shall receive a maximum annual bonus of $72,000 beginning February 15, 1996, provided that certain quotas are met by ANACOMP. Such bonus shall be paid as follows: $10,800 shall be paid monthly against Company revenue goals; $25,200 shall also be paid monthly against Company net profit goals; and $36,000 shall be paid at year-end if ANACOMP meets its EBIT goal. The annual bonus and quotas shall be established at the beginning of each fiscal year. The bonus shall be more particularly described in EMPLOYEE's Compensation Plan.

ANACOMP, INC.

EMPLOYEE

Donald L. Viles



                                  ADDENDUM I I

Don Viles Performance Appraisal

Strength
Very intellectual
Honest
High values
Financial reporting rules and
     regulations
Anacomp  experience  and history  Accounting  principles  Work ethic and loyalty
 Focused and thorough Meets deadlines

Need For Improvement
Accessibility
Sometimes fails to see the "big picture"
Communication
Organizational skills
Delegation and people management

     I believe that for Don to carry out Anacomp's future strategies as chief financial officer he will require skills and behavior patterns to accomplish specific objectives such as the following:

A.   Leadership Skills
1)      Achieve results through support from others.
2)      Develop and implement new programs and initiatives that contribute to Company goals and profitability.
3)       Maintain and improve morale and enthusiasm in area of responsibility.

B.   Managerial Skills
1)      Improve processes to gain maximum effectiveness.
2)      Involve others in decision making and problem solving.
3)      Identify and solve communication problems.
4) Improve ability to work both from a pragmatic as well as big picture level.

C.   Personnel Development
1)       Become accessible and more responsive to personnel
           especially Chief Executive Officer.
2)       Promote team approach.
3)       Enhance staff's ability to perform on their own.

D. Specific Objectives
1)      Develop new organization staffed with effective professionals.
     The new  organization  is  needed  to  support  our  changing  environment:
Revitalize and improve the treasury functions especially cash reporting, budgeting, analysis and cash management including the hiring of an outside Vice President and Treasurer.
         -    Hire or promote a strong domestic controller.
         -    Increase internal audit functions.
         -    Address European organization structure.



                                  ADDENDUM III

         CONFIDENTIALITY, NON-COMPETITION AND NON-DISCLOSURE AGREEMENT

     In consideration of the employment or continued employment of Employee by Anacomp, Inc. and its successors, assigns, subsidiaries, or duly authorized representatives (hereinafter collectively referred to as "Anacomp") and of the award of an option for the purchase of 25,000 shares of Anacomp, Inc. Common Stock, par value $.01 per share, at ~ price of $4.63 (price to be set on the date of award by Anacomp's Board of Directors), Employee hereby agrees as follows:

     1. Confidentiality and Trade Secrets. The Employee recognizes and acknowledges that during the course of his/her employment, he/she will have access to and become acquainted with confidential, trade secret and proprietary information about Anacomp's businesses and customers (hereinafter collectively referred to as the "Protected Information"). The parties hereto recognize that the Protected Information available to Employee may pertain both to customers and accounts handled by Employee personally as well as accounts with which Employee is not personally involved. The parties agree that all Protected Information constitutes a trade secret of Anacomp. Protected Information may include, but is not limited to, the names, addresses, and requirements of any customer or prospective customer of Anacomp; the terms (including price terms) of contractual relations with such customers; special requirements of such customers; the identities of individual contacts at such customers; and any other information relating to Anacomp's research, operations, business relationships, engineering data or results, specifications, concepts, methods, processes, rates or schedules, vendor information, products or services (including prices, costs, sales or content), financial information or measures, business methods, future business plans, data bases, computer programs, designs, models, operating procedures, and knowledge of the organization. The Employee recognizes and acknowledges that all of the Protected Information is valuable, special and essential to the successful and effective conduct of Anacomp's business. Therefore, the Employee shall not, during his/her employment with Anacomp or at any time thereafter, regardless of the reasons for leaving that employment, use, disclose or communicate, directly or indirectly, any Protected Information to any third party for any reason or purpose whatsoever, except as required in the course of his/her employment with Ariacomp. Further, upon the termination of his/her employment with Anacomp, for any reason whatsoever, Employee shall promptly return any and all copies of any written material, documents, computer hardware and software, tools and equipment belonging to Anacomp or relating to the business of Anacomp in his/her possession.

     2. Non-Competition.

     2.1  Non-Competition  While an  Employee.  While an  employee  of  Anacomp,
Employee agrees not to compete in any manner, either directly or indirectly as an employee, consultant, investor or owner, whether for compensation or otherwise, with Anacomp, or to assist any other person or entity to compete with Anacomp. Further, while an employee of Anacomp, Employee agrees not to engage in any other employment without the prior written permission of Anacomp.

     2.2 Non-Competition After Termination. After the termination, for any reason or cause, of Employee's employment with Anacomp, Employee agrees that 'for a period of one (1) year following such termination, he/she will not compete in any manner, either directly or indirectly as an employee, consultant, investor or owner, whether for compensation or otherwise, with Anacomp by developing, marketing, selling or maintaining, or assisting others to develop, market, sell or maintain, products or services which are competitive with the products or services of Anacomp or with any Protected Information of Anacomp, currently existing or planned for the future, which Employee learns of or develops while an employee of Anacomp. Employee further agrees that for the same period following such termination, for any reason, he/she will not accept employment or have any other relationship (including, without limitation, to own, manage, operate, control, be employed by, or participate) with any entity which is competitive with the products or services of Anacomp currently existing or which are known by Employee to be planned for the future. Products and services which are competitive with the products and services of Anacomp include but are not limited to: Micrographics Products (computer output to microfilm-COM-equipment and software, cameras and film, processors, duplicators, retrieval and display equipment and software, computer aided retrieval-CAR-systems, readers, reader printers, other micrographics equipment, micrographics equipment maintenance, micrographics consumable supplies and accessories, records management software); Output Services (computer output to microfilm-COM, source document microfilming, output of data to compact disk, laser printing, conversion of paper and film to electronic images, micrographic or electronic imaging system design, consulting and education, system implementation and integration); Electronic Image Management Products (hardware, software, magnetics products including tapes, tape drives and optical media supplies, maintenance of electronic imaging equipment); and Electronic Image Management Services (conversion of computer generated data to optical or laser disk, COLD, electronic document imaging and workflow, conversion of paper documents to electronic images, system design consulting and education, system implementation and integration, conversion of microfilm to electronic images); and Archival Services (storage, management and retrieval of all forms of customer information and business records, including but not limited to paper, microfiche, magnetic media and digital storage media). The foregoing restrictions shall apply to all geographical areas where Employee performed services for Anacomp during the two-year period prior to his/her termination, including areas for which Employee had supervisory authority.

     2.3 Reasonableness of Post-Termination Non-Compete. Employee acknowledges that this Section 2.2 is enforceable and effective because of his/her access to and use of Protected Information. Employee hereby represents and acknowledges that: (a) the restrictions on the activities in which he/she may engage upon termination of his/her employment with Anacomp are reasonable and, despite such restrictions, Employee will be able to earn his/her livelihood following any such termination; (b) the locations designated are reasonable because they are limited to the locations in which Employee performed services for Anacomp; and
(c) the period of time designated is reasonable because it extends only for one year following the termination of his/her employment with Anacomp.

3.       Non-Solicitation.

     3.1 Non-Solicitation of Employees. During the term of his/her employment at Anacomp and for two (2) years following the termination for any reason of such employment, Employee agrees, either on his/her own behalf or on behalf of any other person or entity, directly or indirectly, not to hire, solicit, or encourage to leave the employ of Anacomp any person who is then an employee of Anacomp. The foregoing restrictions shall apply to employees located in all geographical areas where Employee performed services for Anacomp during the two-year period prior to his/her termination, including areas for which Employee had supervisory authority.

     3.2 Non-Solicitation of Customers. Because of Employee's access to Protected Information of Anacomp, Employee agrees that, during the term of his/her employment at Anacomp and for two (2) years following the termination for any reason of such employment, he/she will not, directly or indirectly, in connection with the products and services offered by Anacomp and those products and services which are competitive with the products and services of Anacomp (as set forth in Section 2.2 above): (a) solicit, attempt to obtain, or in any way transact business with any customers which were customers of Anacomp during his/her employment or at the time of his/her termination; (b) aid or assist any other party in the solicitation of any such customers; or (c) interfere with Anacomp's relationships with ' any of its customers by soliciting such customers or inducing them to discontinue their relationships with Anacomp. The foregoing restrictions shall apply to customers located in all geographical areas where Employee performed services for Anacomp during the two-year period prior to his/her termination, including areas for which Employee had supervisory authority.

     4. Remedies. Employee acknowledges that compliance with Sections 1, 2 and 3 of this Agreement is necessary to protect the business and good will of Anacomp and that a breach of those sections will irreparably and continually damage Anacomp for which money damages may not be adequate. Therefore, Employee agrees that, in the event he/she breaches or threatens to breach any of these Sections, Anacomp shall be entitled to both a preliminary or permanent injunction in order to prevent the continuation of such harm and money damages insofar as they can be determined. Nothing in this Agreement, however, shall be construed to prohibit Anacomp from also pursuing any other remedy, the parties having agreed that all remedies shall be cumulative.

     5. Inventions. Employee agrees that all inventions, improvements, discoveries, systems, techniques, ideas, processes, programs, and other things of value made or conceived in whole or in part by Employee while an employee of Anacomp shall be and remain the sole and exclusive property of Anacomp, and he/she will disclose all such things of value to Anacomp and will cooperate with Anacomp to insure that the ownership by Anacomp of such things of value is protected. Nothing in this Section is meant to apply to an invention for which no equipment, supplies, facility or trade secret information of Anacomp was used, which was developed entirely on Employee's own time, and which does not relate to Anacomp's business, research, development or from any work performed by Employee for Anacomp.

     6. Employment. This Agreement does not confer upon Employee any rights to continue in the employ of Anacomp or affect in any way Anacomp's right to terminate his/her employment at any time.

     7. Severability. If any provision or clause of this Agreement, or portion thereof, shall be held by any court or other tribunal of competent jurisdiction to be illegal, void or unenforceable in such jurisdiction, the remainder of such provisions shall not thereby be affected and shall be given full effect, without regard to the invalid portion. It is the intention of the parties that, if any court construes any provision or clause of this Agreement, or any portion thereof, to be i11egal, void or unenforceable because of the duration of such provision or the area or matter covered thereby, such court shall reduce the duration, area or matter of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

     8. Binding Effect. The rights and obligations of this Agreement shall inure to and be binding upon the parties and their respective heirs, successors and assigns. ~

     9. Attorneys' Fees. In the event of any dispute, proceeding or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the interpretation or breach thereof, the prevailing party shall be entitled to recover from the losing party its reasonable expenses, attorneys' fees, expert fees, and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein.

     10. No Waiver. Anacomp's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent Anacomp thereafter from enforcing each and every provision of this Agreement.

     11. Entire Agreement. This Agreement represents the entire agreement between Employee and Anacomp, with respect to the subject matter hereof, superseding all previous oral and written communications, representations, understandings or agreements.

     12. Employee's Understanding. Employee represents and warrants that he/she has read each and every term of this Agreement and understands the serious duties and obligations imposed upon Employee thereby. Employee further represents and warrants that he/she has had full and ample opportunity to question Anacomp about this Agreement and each of its terms and to consult an attorney regarding this Agreement and each of its terms. Employee represents that he/she is free to enter this Agreement and to perform each of its terms and covenants. Employee represents that he/she is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that his or her execution and performance of this Agreement is not a violation or breach of any other agreement between Employee and any other person or entity.

Dated:  October 7, 1996

ANACOMP, INC.



By:  Eric K. Whinston
Its:  Vice President


Employee - Donald L. Viles
Current Position - Chief Financial Officer
Current Location:  Indianapolis
Social Security Number: